EXHIBIT 99.1
FINAL
Contact:
Kearstin Patterson
Associate Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com
BioMimetic Therapeutics to Sell Remaining Dental Business for
Additional $40 Million Cash plus Continuation of Royalties
Company to Focus on Orthopedics, Spine and Sports Medicine
Franklin, Tenn. — December 17, 2007 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced the Company has entered into a definitive agreement with Luitpold Pharmaceuticals Inc., under which it will sell its remaining dental business, including the downstream formulation, fill and finish manufacturing rights of GEM 21S®, to Luitpold. Luitpold currently markets the GEM 21S product through its Osteohealth Company division. The transaction is expected to close on or about January 4, 2008. The Company will receive $40 Million in cash as a result of the transaction, plus approximately $4 million in cash from the sale of existing inventory, and royalty payments based on net sales of GEM 21S and future products in the dental and cranio-maxillofacial field. BioMimetic will receive the cash from this sale in four installments with $30 Million paid not later than 60 days of the close of the transaction, $6 Million paid not later than 18 months from close and the remaining $4 Million to be paid no later than year-end 2009.
In addition, the Company has received a time based $5 Million milestone payment for the second anniversary of the U.S. marketing approval for GEM 21S and will also receive a $10 Million payment based upon the European approval of GEM 21S. Both payments were pre-established in a prior agreement between BioMimetic and Luitpold. GEM 21S is approved in the United States and Canada for the treatment of bone loss and gingival recession associated with advanced periodontal disease.
“The approval of GEM 21S as a grafting material for bone and periodontal regeneration laid the groundwork for the future of BioMimetic. The product provided the proof of concept we needed to establish the safety and efficacy, as well as regulatory pathway, for our platform technology. This success has greatly facilitated the development of our orthopedic product candidates GEM OS®1 and GEM OS®2, which utilize the same base technology as GEM 21S,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “The sale of the dental therapeutics business will allow us to focus all of our expertise on the development of our orthopedic product candidates that are designed to treat injuries to bone, cartilage, ligaments and tendons. Moreover, this transaction provides additional capital allowing us to aggressively advance our pipeline of orthopedic product candidates through clinical development and into commercialization.”
As a result of the transaction, Luitpold will acquire the rights to the downstream formulation, fill, finish, and kitting of GEM 21S and other products they develop for use in the dental and maxillofacial fields. BioMimetic currently outsources all of these operations and will facilitate the transfer of these operations to Luitpold. Luitpold will be responsible for all R&D costs related to all future products in the dental and cranio-maxillofacial field based upon recombinant human platelet-derived growth factor (rhPDGF-BB), including GEM ONJ for which BioMimetic has received orphan drug status, and rights to negotiate on other growth factors and product improvements. Through BioMimetic’s existing commercial supply agreement with Novartis, BioMimetic will remain the sole source supplier of bulk rhPDGF-BB to Luitpold.
Further, the United States and Canada regulatory approvals, including the GEM 21S PMA, will be transferred upon closing to Luitpold who will have responsibility for all future filings. The rights to the European approval will be transferred once approval is obtained. BioMimetic retains an unrestricted right to cross-reference all filings in support of the Company’s orthopedic programs and is granting a reciprocal right to Luitpold. Luitpold will also acquire the GEM family of trademarks, and as a result BioMimetic will be re-branding its orthopedic and sports medicine product candidates.
“We have been pleased by the dental community’s reaction to GEM 21S, both in terms of the scientific accolades and early product sales,” said Mary Jane Helenek, president and CEO of Luitpold Pharmaceuticals. “As the foremost synthetic biologic product for dental applications, GEM 21S has proven itself to be an excellent addition to our Osteohealth Company product line. This transaction represents a significant advancement in the development and growth of the Osteohealth Company into a major global dental regenerative organization and an important opportunity to commit dedicated resources to the development of the GEM technology for new dental and oral/cranio facial surgical applications. We look forward to an effective and continued partnership with BioMimetic throughout this transaction and into the future.”
Under prior agreements, which were signed in 2003, the Osteohealth Company, a division of Luitpold Pharmaceuticals, Inc., has been and will continue to be responsible for marketing, sales and distribution of GEM 21S worldwide and post-approval development of additional indications including the repair or reconstruction of cranio-maxillofacial osseous defects. As part of the initial agreements, BioMimetic has received $30 Million in license fees, and research and marketing assistance payments, plus royalties and was the sole source manufacturer of GEM 21S. Under the new agreement, Luitpold will acquire both GEM 21S downstream manufacturing rights and exclusivity from BioMimetic for the development and commercialization of tissue regeneration products in the fields of dentistry and oral maxillofacial surgery.
GEM 21S combines rhPDGF-BB, a principal wound healing stimulator in the body, with Beta-Tricalcium Phosphate, a synthetic bone matrix. In November 2005 GEM 21S became the first FDA approved dental product combining a purified recombinant growth factor with a synthetic bone matrix. The product was also given market clearance by Health Canada in June 2006 for Canadian commercialization and distribution.
BioMimetic’s most advanced orthopedic product candidates, GEM OS1 and GEM OS2, are based upon a similar technology platform as GEM 21S, the addition of rhPDGF-BB with tissue specific matrices for the stimulation of tissue regeneration. GEM OS1 and GEM OS2 are being developed for the stimulation of bone formation in open and closed surgical settings, respectively. GEM OS1 is in pivotal clinical trials in the United States, Canada and Europe for stimulation of bone fusion in foot and ankle surgery, and pre-pivotal clinical studies are also being conducted using both GEM OS1 and GEM OS2 for fracture repair.
A conference call to discuss this transaction will be held tomorrow, Tuesday, December 18 at 8:30 a.m. EST. The call can be accessed by dialing toll free 866-800-8652 (passcode 41662362). The international dial in number is 617-614-2705. The same passcode applies. Participants should dial in 15 minutes prior to the 8:30 a.m. call. A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com. The webcast will be archived for at least 30 days following the call.
About BioMimetic Therapeutics
 BioMimetic Therapeutics, Inc. is developing and commercializing bio-active recombinant protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications. BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of its platform technology in this indication. Additionally, the Company has clinical trials ongoing with its product candidates GEM OS®1 and GEM OS®2 in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist. The Company’s product and lead product candidates all combine recombinant protein therapeutics with tissue specific scaffolds to actively stimulate tissue healing and regeneration.
About Osteohealth Company
 Osteohealth Company is a division of Luitpold Pharmaceuticals, Inc. which is a group company of Daiichi Sankyo Co., Ltd. of Japan. Since 1994, Osteohealth Company has been proudly marketing bone grafting and tissue regeneration products used by dental professionals throughout the world. The company’s overriding goal is to develop and distribute, with professionalism and integrity, products of the highest quality that have been scientifically and clinically proven to enhance patient care. For further information about Osteohealth Company please visit www.osteohealth.com.
Forward-looking Statements
 This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight and approval, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.
For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

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